UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 4, 2004
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-11015 (Commission file number)	36-1169950 (I.R.S. Employer Identification No.)

1850 N. CENTRAL AVE., PHOENIX, ARIZONA	85077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit 99.1

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 4, 2004, Viad Corp (“Viad”) issued a press release announcing that its subsidiary, Travelers Express Company, Inc., completed the sale of Game Financial Corporation to a subsidiary of Certegy Inc. for approximately $43 million in cash. As a result of the sale, Viad Corp expects to record an after-tax gain of approximately $11 million in the first quarter of 2004 and may record future after-tax gains of up to $4 million, based on contingencies in the contract. In the press release, Viad also provided amended earnings guidance for the 2004 first quarter and full year to reflect the sale of Game Financial Corporation. The press release is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press release, dated March 4, 2004, issued by Viad Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAD CORP (Registrant)

March 5, 2004	By	/s/ G. Michael Latta

G. Michael Latta
Vice President — Controller
(Chief Accounting Officer
and Authorized Officer)